Exhibit 99.1

Oasis Petroleum Inc. Announces Redetermination of Borrowing Base, Provides an Update on Outstanding Hedges, and Announces Participation in Upcoming Conferences

Houston, Texas — March 31, 2014 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced that the lenders under its revolving credit agreement completed their regular semi-annual redetermination of the borrowing base, resulting in an increase to the borrowing base from $1,500 million to $1,750 million. However, the Company elected to limit the lenders’ aggregate commitment to $1,500 million. The lenders' aggregate commitment can be increased to the full $1,750 million borrowing base by increasing the commitment of one or more lenders.  Oasis did not add any banks to the bank group. The next redetermination of the borrowing base is scheduled for October 1, 2014.

Hedging Activity
As of March 31, 2014, the Company had the following outstanding commodity derivative contracts, all of which settle monthly:

		Weighted Average Prices ($/Bbl)
Type	Term	Sub-Floor	Floor	Ceiling	Swaps	BOPD	Total Barrels
2014
Full Year
Swaps	January - December				$93.07	3,500	1,277,500
Swaps w/Sub-Floor	January - December	$70.00			$92.60	6,000	2,190,000
Two-Way Collars	January - December		$90.00	$101.13		3,500	1,277,500
Three-Way Collars	January - December	$70.59	$90.59	$105.25		8,500	3,102,500
First Half
Swaps	January - June				$99.42	4,000	724,000
Three-Way Collars	January - June	$70.00	$90.00	$103.98		2,000	362,000
Partial Year
Swaps	March - December				$97.54	5,980	1,830,000
Total 2014 Hedges		$70.32	$90.38	$104.04	$95.02	29,489	10,763,500
Remaining 1H14 Hedges (Mar-Jun)						33,480
Total 2H14 Hedges						27,480

2015
Full Year
Swaps	January - December				$89.39	6,000	2,190,000
First Half
Swaps	January - June				$90.36	6,000	1,086,000
Total 2015 Hedges					$89.71	8,975	3,276,000
Total 1H15 Hedges						12,000
Total 2H15 Hedges						6,000

Upcoming Conferences
Oasis also announced today that management is scheduled to participate in the following energy conferences and investor events:

April 7:    IPAA OGIS – New York, NY
May 13:    Citi’s 2014 Global Energy & Utilities Conference – Boston, MA
May 20:    UBS Global Oil and Gas Conference – Austin, TX

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company's drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Contact:
Oasis Petroleum Inc.
Matt Ultis, (281) 404-9600
Manager – Finance and Investor Relations

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